UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

_________________

Date of Report (Date of earliest event reported): May 21, 2015

CIRQUE ENERGY, INC.

(Exact Name of Registrant as Specified in Charter)

Florida	000-52438	65-0855736
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

414 West Wackerly Street Midland, Michigan	48640-4701
(Address of principal executive offices)	(Zip Code)

248-494-0080

(Registrant’s telephone number, including area code)

Copies to:

Sichenzia Ross Friedman Ference LLP

61 Broadway, 32nd Floor

New York, NY 10006

Attn.: Marc Ross, Esq.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K contains forward-looking statements. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements that are other than statements of historical facts. These statements are subject to uncertainties and risks including, but not limited to (i) securing capital for general working purposes, and (ii) other risks and in statements filed from time to time with the Securities and Exchange Commission (the “SEC”). All such forward-looking statements, whether written or oral, and whether made by or on behalf of the Company, are expressly qualified by the cautionary statements and any other cautionary statements which may accompany the forward-looking statements. In addition, the Company disclaims any obligation to, and will not, update any forward-looking statements to reflect events or circumstances after the date hereof.

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Cat Cay Agreement

On May 13, 2015, Cirque Energy, Inc. (the “Company”) entered into a Joint Development Agreement (the “JDA”) with Cat Cay Yacht Club (“Cat Cay”) for the potential development and sale to Cat Cay of renewable energy to be produced by a generation facility using the Company’s Deployable Gasification Unit (“DGU”) technology

The JDA tentatively calls for the Company to provide a 600 kW dual-fuel generator, a deployable gasification unit module, and a fuel handling module to Cat Cay. The facility will be designed, constructed, operated and maintained by the Company and can provide in excess of 25 years of service. The terms of the JDA allows the Company and Cat Cay to execute a power purchase agreement with an initial term of ten years.

The foregoing description of the JDA does not purport to be complete and is qualified in its entirety by reference to the complete text of the JDA, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Note Amendments and Private Placement

On April 2, 2014, the Company issued Union Capital, LLC a convertible promissory note with a principal amount of $105,000. On June 27, 2014, the Company issued Union Capital, LLC a convertible promissory note with a principal amount of $34,188.50. On May 20, 2015, the Company and Union Capital, LLC entered into amendment agreements to lower the conversion price of both of the foregoing notes to 50% of the lowest closing bid price of the Company’s common stock for the ten prior trading days, as quoted by the OTCQB marketplace. Under the original terms of both notes, the conversion price of the notes had been 60% of the lowest closing bid price of the Company’s common stock for the ten prior trading days, as quoted by the OTCQB marketplace.

Also on May 20, 2015, the Company received funding pursuant to a convertible promissory note with Union Capital, LLC in the amount of $26,500 (the “Union Note”). The Union Note is unsecured, bears interest at 9% per annum, and matures on May 20, 2016. The conversion price of the Union Note is 50% of the lowest closing bid price of the Company’s common stock for the ten prior trading days, as quoted by the OTCQB marketplace.

The foregoing descriptions of the amendment agreements between the Company and Union Capital, LLC and the Union Note do not purport to be complete and are qualified in their entirety by reference to the complete text of the amendment agreements between the Company and Union Capital, LLC and the Union Note, which are filed as Exhibit 10.2, 10.3 and 10.4 hereto and are incorporated herein by reference.

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES

The information regarding the Union Note provided in response to Item 1.01 of this report is incorporated by reference into this Item 3.02. The Union Note was issued in a private placement under Section 4(a)(2) of the Securities Act of 1933, as amended, and/or Rule 506 of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”). Union Capital, LLC represented that it was an accredited investor, as defined in Rule 501 of Regulation D, and that it was acquiring the securities for its own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the Securities Act.

ITEM 7.01	REGULATION FD DISCLOSURE

On May 21, 2015, the Company issued a press release regarding the JDA with Cat Cay. A copy of the press release is attached hereto as Exhibit 99.1, which is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information in Exhibit 99.1 shall not be incorporated by reference into any filing under the Securities Exchange Act of 1934 or the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

The following exhibits are furnished herewith:

Exhibit No.	Description

10.1	Joint Development Agreement dated as of May 20, 2015

10.2	Amendment #1 to Convertible Promissory Note dated May 20, 2015

10.3	Amendment #1 to Convertible Promissory Note dated May 20, 2015

10.4	9% Convertible Promissory Note dated May 20, 2015

99.1	Press Release dated May 20, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIRQUE ENERGY, INC.

Date: May 21, 2015	By:	/s/ David Morgan
David Morgan,
Chief Financial Officer